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                                                                    EXHIBIT 99.5

                  INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK
                ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER

                                      FOR

           TENDER OF 6 5/8% NOTES DUE 2002 AND 7 1/8% NOTES DUE 2007
                                IN EXCHANGE FOR

                6 5/8% NOTES DUE 2002 AND 7 1/8% NOTES DUE 2007

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                          , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

              PRIVATE NOTES TENDERED IN THE EXCHANGE OFFER MAY BE
              WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holder and/or Participant
of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
            , 1998 (the "Prospectus") of Crescent Real Estate Equities Limited Partnership (the "Operating Partnership"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Operating Partnership's offer (the "Exchange Offer") to exchange the Operating Partnership's 6 5/8% Notes due 2002 (the "2002 Exchange Notes") and 7 1/8% Notes due 2007 (the "2007 Exchange Notes" and, together with the 2002 Exchange Notes, the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of the Operating Partnership's outstanding 6 5/8% Notes due 2002 (the "2002 Private Notes") and 7 1/8% Notes due 2007 (the "2007 Private Notes" and, together with the 2002 Private Notes, the "Private Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Private Notes held by you for the account of the undersigned.

     The aggregate face amount of the Private Notes held by you for the account of the undersigned is (FILL IN AMOUNTS):

     $ ______ of the 2002 Private Notes.

     $ ______ of the 2007 Private Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ] To TENDER the following Private Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF PRIVATE NOTES TO BE TENDERED (IF ANY)):

         $ ______ of the 2002 Private Notes.

         $ ______ of the 2007 Private Notes.

     [ ] Not to TENDER any Private Notes held by you for the account of the undersigned.
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     If the undersigned instructs you to tender the Private Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes,
(ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such Exchange Notes, (iii) neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Operating Partnership within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Private Notes, it represents that such Private Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: